OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made as of September 30, 2002, by and between Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair" or "Optionee") and Synergy Brands, Inc., a Delaware corporation (the "Company").

                              Explanatory Statement

     Pursuant  to and  subject  to the  terms  and  conditions  of  Modification
Agreement No. 2, dated as of September 30, 2002 (the "Second Modification Agreement"), by and among Sinclair, Synergy and BeautyBuys.com, Inc. a New Jersey corporation ("BeautyBuys") which modified various agreements among the parties, including the Modification Agreement dated as of December 1, 2000 (the "First Modification Agreement"), the parties hereto agreed, among other things, to execute, seal, and deliver (and are hereby executing, sealing, and delivering) this Agreement in connection with the transactions contemplated by the Second Modification Agreement and to evidence the grant to Optionee of the Options described therein. Copies of the Second Modification Agreement and the First Modification Agreement are attached hereto as Exhibit A.

     NOW, THEREFORE, IN CONSIDERATION OF the premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, the parties hereto covenant, promise, agree, represent and warrant as follows:

     1. Definitions. As used in this Agreement:

     1.1. "Common Stock" includes (a) all classes of the Company's common stock, $.001 par value per share, as authorized on the date hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     1.2. "Option Closing Date" shall mean the date upon which a Closing occurs.

     Capitalized terms used in Section 2.2(a) and (b) below or otherwise not defined in this Agreement shall have the respective meanings ascribed to them in the Second Modification Agreement or the First Modification Agreement, as applicable.

     2. Options.

     2.1. Grant. The Company hereby grants to Optionee, subject to the terms and conditions hereinafter set forth, the option (individually, the "Option" and collectively, the "Options") to purchase One Hundred Twenty Five Thousand (125,000) shares (such shares, the "Option Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"). The Company shall also issue to Sinclair 75,000 shares of the Company's common stock, $.001 par value, as provided in the Second Modification Agreement.

     2.2. Consideration for Options. In consideration of the grant of the Options and the issuance of the 75,000 Company shares to Sinclair, among other consideration, the Optionee has eliminated the Note, as provided in the Second Modification Agreement.

     2.3. Partial Exercises Permitted. The Options may be exercised by the Optionee for all, or less than all (and on any number of multiple occasions as determined by the Optionee), of the Option Shares subject to the Options.

     2.4. Method of Exercise. In order to exercise an Option, the Optionee must deliver to the Company written notice ("Exercise Notice") of the Optionee's intention to so exercise by delivering to the Company a notice substantially in the form attached hereto as Exhibit 2.4, with all blanks filled in as appropriate and duly executed by the Optionee. The date upon which any Exercise Notice shall be delivered shall be referred to as the "Exercise Date". The Optionee may withdraw any of its Exercise Notices prior to the applicable Option Closing Date by written notice to that effect to the Company. Upon withdrawal of any of its Exercise Notices, the Optionee shall reimburse the Company for all reasonable out-of-pocket expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees incurred by the Company in connection therewith. Nothing contained in this Section 2.4 shall or is meant to prohibit the Optionee, after any such withdrawal, from subsequently exercising any Options during the period in which Options are permitted to be exercised as set forth in this Agreement.

     2.5. Vesting and Expiration Date. The Option Shares shall be fully vested and exercisable as of the grant date which grant date is September 30, 2002; The Options shall expire ten (10) years from the date of September 30, 2002 provided, however, that the Closing (as defined in Section 6 hereof) on an Option may take place after the expiration of such ten (10)-year period as long as the Optionee has delivered the Exercise Notice to the Company in accordance with Section 2.4 prior to the expiration of such ten (10)-year period.

     2.6. Option Exercise Price. Subject to the other provisions of this Agreement, the parties acknowledge and agree that the purchase price the Optionee shall pay the Company for the acquisition of an Option Share (the "Option Exercise Price") shall be an amount equal to One Dollar and Twenty Five Cents ($1.25) per each Option Share so acquired by the Optionee pursuant to its exercise of an Option.

     2.7. Adjustments Relating to Section 4. Any appropriate numbers or calculations in this Section 2 shall be adjusted as appropriate to effectuate the intent of the parties evidenced by Section 4 below notwithstanding the fact that adjustments to such numbers or calculations may not be expressly provided for in this Section 2 or in Section 4 below.

     3. Adjustment for Reorganization, Consolidation or Merger. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Optionee, on the exercise of an Option at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Option Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Optionee would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Optionee had so exercised and closed on the Option, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

     4. Adjustments for Stock Dividends and Stock Splits. In the event that the Company after the date of this Agreement (i) issues additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock,
(ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Option Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Option Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Option Exercise Price then in effect. The Option Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of Option Shares shall then be adjusted so that the Optionee shall then have the Options to acquire that number of shares of Common Stock determined by multiplying the number of Option Shares which the Optionee would otherwise (but for the provisions of this Section 4) have the Options, by a fraction of which
(i) the numerator is the Option Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Option Exercise Price in effect on the applicable Option Closing Date. Upon each adjustment of the Option Exercise Price and the number of Option Shares pursuant to the provisions of this Section 4, the Company shall promptly provide the Optionee with a written notice which sets forth a detailed explanation of such adjustments and the calculations applicable to such adjustments.

     5. Other Adjustments to Option Exercise Price.

     5.1. Computation of Adjusted Option Exercise Price. Except as hereinafter provided, in case the Company after the date of this Agreement issues or sells any shares of Common Stock (other than the issuances or sales referred to in Sections 4 and 5.4 hereof), for a consideration per share less than the Option Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Option Exercise Price shall (until another such issuance or sale) be reduced to the price equal to the quotient derived by dividing (a) an amount equal to the sum of (x) the Option Exercise Price in effect immediately prior to such issuance or sale multiplied by the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any computation to be made in accordance with this Section 5.1, the following provisions shall be applicable:

         5.1.1. In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

         5.1.2. In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as agreed to by the Company and the Optionee. Lacking such agreement, such valuation shall be determined pursuant to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and such determination shall be final and binding on the parties.

         5.1.3. The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 5.1.2.

         5.1.4. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

     5.2. Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company at any time after the date of this Agreement, issues options, rights or warrants to subscribe for shares of Common Stock, or issues any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Option Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Option Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 5.1 hereof, provided that:

         5.2.1. The aggregate maximum number of shares of Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Agreement), if any, received by the Company for such options, rights or warrants.

         5.2.2. The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of this Agreement) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

         5.2.3. If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 5.2.1, or in the price per share at which the securities referred to in Section 5.2.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

     5.3. Adjustment Notice. Upon each adjustment of the Option Exercise Price pursuant to the provisions of Section 5, the Company shall promptly provide the Optionee with a written notice which sets forth a detailed explanation of such adjustment and the calculations applicable to such adjustment.

     5.4. No Adjustment of Option Exercise Price. No adjustment of the Option Exercise Price shall be made upon the authorization or issuance of (a) the Synergy Common Stock to be delivered to Sinclair pursuant to the Second Modification Agreement, and (b) shares subsequent to the date hereof pursuant to stock option and other duly authorized incentive plans.

     5.5. No Increase in Number of Shares. The number of Option Shares shall not be adjusted upon any adjustment of the Option Exercise Price made pursuant to this Section 5.

     6. Closing. The closing of the acquisition of any of the Option Shares after delivery of an Exercise Notice (a "Closing") shall be on a business day no later than the later of ten (10) days after (i) the date an Exercise Notice is received by the Company or(ii) the date any applicable waiting period under the HSR Act has expired.

     7. Closing Deliveries. All actions at a Closing shall be deemed to occur simultaneously, and no document or payment shall be deemed to be delivered or made until all documentation or payments are delivered or made to the reasonable satisfaction of the Optionee, the Company, and their respective counsel.

     7.1. Closing Deliveries by the Company. At a Closing, the Company shall deliver to the Optionee such customary documentation which shall in form and substance be reasonably satisfactory to the Optionee and its counsel, including, without limitation, the following:

         7.1.1. a receipt for the Option Exercise Price;

         7.1.2.  a  certificate  or  certificates   for  the  Option  Shares  so
     purchased;

         7.1.3. a certificate signed on behalf of the Company by an authorized officer of the Company certifying that all of the representations and warranties of the Company contained in this Agreement were true on the date of this Agreement and are true as of the Option Closing Date and that the Company is in (and since the date of this Agreement has been in) compliance with all of its covenants and agreements in this Agreement;

         7.1.4. such other documents that the Optionee shall reasonably request.

     7.2. Closing Deliveries by the Optionee. At a Closing, the Optionee shall deliver to the Company such customary documentation as shall in form and substance be reasonably satisfactory to the Company and its counsel, including, without limitation, the following:

         7.2.1. the Option Exercise Price which shall be paid via a certified check, bank cashiers check or by wire transfer to an account designated by the Company; and

         7.2.2. such other documents as the Company shall reasonably request.

     8. Representations and Warranties

     8.1. Representations and Warranties of the Company. As an inducement to the Optionee to enter into this Agreement, the Company represents and warrants to the Optionee, as of the date of this Agreement and as of each Option Closing Date, the following:

         8.1.1. Authority. The Company has the full right, power, and authority to execute, seal and deliver this Agreement and to perform its obligations contemplated thereby; and this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity. The execution, sealing and delivery of this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary corporate action of the Company.

         8.1.2. No Conflict. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or constitute a default under the Charter or By-Laws of the Company or under any contract, understanding, instrument, or other agreement (whether written or oral), or of any judgment, decree, order or resolution to which the Company is a party or by which it is otherwise bound.

         8.1.3. Valid Issuance. Upon their issuance to the Optionee, the Option Shares will be validly issued, fully paid and non-assessable, free from and clear of all restrictions, liens, security interests and encumbrances.

     8.2. Representations and Warranties of the Optionee. As an inducement to the Company to enter into this Agreement, the Optionee represents and warrants to the Company, as of the date of this Agreement and as of each Option Closing Date, the following:

         8.2.1. No Conflict. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or constitute a default under the Charter or By-Laws of the Optionee or under any contract, understanding, instrument, or other agreement (whether written or oral), or of any judgment, decree, order, law, rule or resolution to which the Optionee is a party or by which it is otherwise bound.

     9. Covenants.

     9.1. Covenants of the Company. During the term of this Agreement and until title to and beneficial ownership in all of the Option Shares transfers to the Optionee, the Company covenants and agrees with the Optionee as follows:

         9.1.1. the Company shall undertake any and all reasonable actions and comply with all reasonable requests of the Optionee delivered to the Company in writing which in any way pertain to the delivery of the Option Shares and the transfer of title to and beneficial ownership therein to the Optionee upon the exercise of an Option therefor.

         9.1.2. In case:

              9.1.2.1. the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable after the exercise of an Option) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

              9.1.2.2. of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another Person; or

              9.1.2.3. of any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall immediately give the Optionee a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable after an Exercise) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be sent at least twenty (20) days prior to the date therein specified.

         9.1.3. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the exercise of an Option above the amount payable therefor on such exercise, and (b) shall take an such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of an Option from time to time.

         9.1.4. The Company shall at all times reserve and keep available, solely for issuance and delivery on the Exercise of the Options, all shares of Common Stock from time to time issuable on the Exercise of the Options.

         9.1.5. Not later than ten (10) days after the receipt of an Exercise Notice, the Company shall prepare and file all documents, if any, with the Federal Trade Commission and the United States Department of Justice as required (of an acquired person) to comply with the Hart-Scott-Rodino Antitrust improvements Act of 1976, as amended (the "HSR Act"), and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such fillings. The Company shall pay one-half (1/2) of any filing fee required to be paid under the HSR Act.

         9.1.6. The Company shall inform the Optionee promptly of anything which comes to the Company's attention that would make the representations, warranties, or disclosures made herein untrue or misleading or to omit to state a material fact which would be misleading if omitted, or which constitutes a breach of any covenant or agreement contained herein.

         9.1.7. The Company shall undertake any and all actions which are both necessary and appropriate to preserve the Optionee's rights to acquire the Option Shares pursuant to the terms of this Agreement.

     9.2. Covenants of the Optionee. During the term of this Agreement and until title to and beneficial ownership in all of the Option Shares transfers to the Optionee, the Optionee covenants and agrees with the Company as follows:

         9.2.1. Not later than ten (10) days after the date the Company receives an Exercise Notice, the Optionee shall prepare and file all documents, if any, with the Federal Trade Commission and the United States Department of Justice as required (of an acquiring person) to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. The Optionee shall pay one-half of any filing fee required to be paid under the HSR Act.

     10. Transferability. The Optionee's rights under this Agreement may be not assigned, pledged, hypothecated, sold, or otherwise transferred or encumbered without approval of the Company, except that the Optionee may assign and sell its rights under this Agreement to Sinclair Ventures, Inc.; provided that Sinclair Ventures, Inc. is then a directly or indirectly wholly-owned subsidiary of the Optionee, and provided further that Sinclair Ventures, Inc. delivers to the Company a written assumption signed by Sinclair Ventures, Inc. pursuant to which it assumes the obligations and liabilities of the Optionee under this Agreement. However, no such assignment or assumption shall relieve the Optionee of any of its obligations or liabilities under this Agreement.

     11. Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when dispatched by facsimile transmission (provided that the sender's facsimile machine produces confirmation of receipt), or five
(5) days after deposited in the mail, first-class postage prepaid, addressed as follows:

                  If to the Company:

                  Synergy Brands Inc.
                  40 Underhill Boulevard
                  Syosset, New York  11791-0996
                  ATTN:  Chief Executive Officer
                  Facsimile No.:  (516) 682-1990


                  With a copy to:

                  Meltzer, Lippe, Goldstein & Schlissel, P.C.
                  190 Willis Avenue
                  Mineola, New York  11501
                  ATTN:  David I. Schaffer, Esq.
                  Facsimile No.:  (516) 747-0653


                  If to Optionee:

                  Sinclair Broadcast Group, Inc.
                  10706 Beaver Dam Road
                  Cockeysville, Maryland  21030
                  ATTN:  President
                  Facsimile No.:  (410) 568-1533


                  With a copy to:

                  Sinclair Broadcast Group, Inc.
                  10706 Beaver Dam Road
                  Cockeysville, Maryland  21030
                  ATTN:  General Counsel
                  Facsimile No.:  (410) 568-1533


                  and with an additional copy to:

                  Thomas & Libowitz, P.A.
                  100 Light Street, Suite 1100
                  Baltimore, Maryland 21202-1053
                  ATTN:  Steven A. Thomas, Esq.
                  Facsimile No.:  (410) 752-2046


or to such other address or facsimile number as the parties hereto may from time to time designate for themselves.

     12. Entire Agreement. This Agreement and the Second Modification Agreement shall supersede all prior agreements between the parties relating to the subject matter hereof and thereof, and there are no other agreements or understandings between them concerning the subject matter hereof or thereof. Notwithstanding the foregoing, the Option Agreement between the parties dated December 1, 2000 shall not be effected by, of have any effect on, this Agreement.

     13. Binding Effect. Each of the covenants, promises, agreements, representations and warranties in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and permitted assigns.

     14. New York Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     15. Specific Performance. In the event of a breach of this Agreement, the other party may maintain an action for specific performance against the party alleged to have breached any of the terms, conditions, representations, warranties, provisions, covenants or agreements herein contained, and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party. Anything contained herein to the contrary notwithstanding, this Section shall not be construed to limit in any manner whatsoever any other rights and remedies that an aggrieved party may have by virtue of any breach of this Agreement, the parties having agreed that all such rights and remedies are cumulative and supplementary.

     16. Attorneys' Fees. In the event of any litigation between the parties arising under, out of or in connection with this Agreement, the non-prevailing party shall pay all of the prevailing party's costs, expenses and fees (including, without limitation, attorneys' fees) incurred as a result of or in connection with such litigation.

     17. Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only, and do not constitute a substantive part of this Agreement, and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement as a whole, or any provision hereof. All schedules and exhibits referred to in this Agreement are hereby deemed a substantive part of this Agreement.

     18. Word Usage. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa. Whenever used in this Agreement, words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

     19. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

     20. Construction. Each and every term and provision of this Agreement has been mutually agreed to and negotiated by the parties hereto, and shall be construed simply according to its fair meaning and not strictly for or against any party.

     21. Severability. Each and every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

     22. Time. Time is of the essence with respect to all aspects of this Agreement.

     23. Further Assurances. From time to time prior to, at, and after any Option Closing Date, each party hereto will execute all such instruments and take all such actions as the other party being advised by counsel shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on any Option Closing Date, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

     24. Legends and Other Securities Matters.

     24.1. Legends; Opinions Requirement. The certificates evidencing the Option Shares acquired by the Optionee and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by any other Transaction Document:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION IN EFFECT WITH RESPECT TO THE SECURITIES OR AN EXEMPTION BEING APPLICABLE UNDER THE SECURITIES ACT."

     If the Optionee desires to sell or otherwise dispose of all or any part of the Option Shares acquired by it under an exemption from registration under the Securities Act, and if requested by the Company, the Optionee shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

     24.2. Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Common Stock, in which it shall register the issue and sale of all Option Shares. All transfers of Option Shares acquired by the Optionee shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such Option Shares as the actual holder of such Option Shares so registered until the Company or its agent is required to record a transfer of such Option Shares on its register. Subject to Section 25.3 hereof, the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

     24.3. Removal of Legend.  Any legend endorsed on a certificate  pursuant to
Section 24.1 hereof, and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time ("Rule 144"), or (c) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     24.4. Rule 144. The Company agrees to timely file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, to the extent required from time to time to enable the Optionee to sell shares of Common Stock and the shares of Common Stock into which the Common Stock may be converted without registration under the Securities Act within the limitation of the exemptions provided in (a) Rule 144 or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Optionee, the Company will deliver a written statement as to whether it has complied with such requirements.

     24.5. Private Placement.

     24.5.1. The Optionee understands and agrees with the Company that (i) the Options and the offer and sale of the Option Shares are intended to be exempt from registration under the Securities Act by virtue of the provisions of
Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the Options or the Option Shares and there can be no assurance that the Optionee will be able to sell or dispose of the Options or the Option Shares.

     24.5.2. The Optionee represents and warrants to the Company that:

         24.5.2.1. any Option Shares acquired by it pursuant to this Agreement will be acquired for its own account and without a view to the distribution or resale of the Option Shares acquired by it or any interest therein; provided that the provisions of this Section shall not prejudice the Optionee's right at all times to sell or otherwise dispose of all or any part of Option Shares so acquired by the Optionee pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

         24.5.2.2. the Optionee is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act; and

         24.5.2.3. the Optionee is not a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act), member of a national securities exchange, or person associated with a broker or dealer as defined in Section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person.

     24.5.3. The Optionee further represents that:

         24.5.3.1. the Optionee has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Options and the Option Shares and the Optionee is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Options and the Option Shares; and

         24.5.3.2. in evaluating the suitability of an investment in the Option and the Option Shares, the Optionee has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as set forth in the Second Modification Agreement, this Agreement, the Synergy SPA, the SEC Reports and the other Transaction Documents (as such terms are defined in the Synergy SPA).


         [REMAINDER OF PAGE LEFT BLANK-SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

WITNESS/ATTEST:                      Company:
                                     Synergy Brands Inc.

-----------------
                              By:
                                 ---------------------------

                              Name:
                                   -------------------------

                              Title:
                                    ------------------------


                                      Optionee:
                                      SINCLAIR BROADCAST GROUP, INC.


--------------------

                              By:
                                 ---------------------------

                              Name:
                                   -------------------------

                              Title:
                                    ------------------------

                                   Exhibit 2.4

                              [ADDRESS OF OPTIONEE]

                                     [Date]


VIA FACSIMILE (516) 682-1990
AND FEDERAL EXPRESS

Synergy Brands Inc.

40 Underhill Boulevard
Syosset, New York 11791-0996
Attention: Chief Executive Officer

     Re: Exercise of Option for Common Stock of Synergy Brands Inc., a Delaware Corporation (the "Corporation"), under Option Agreement dated September 30, 2002 (the "Option Agreement") by and between Sinclair Broadcast Group, Inc., a Maryland corporation (the "Optionee"), and the Corporation

 Dear Sir/Madam:

     Pursuant to the terms and conditions of the Option Agreement, the undersigned hereby exercises its right to acquire _______________ (_______) shares of Common Stock of the Corporation. Closing on this transaction shall take place in accordance with the provisions of the Option Agreement. Please prepare all necessary documentation necessary for closing pursuant to the Option Agreement.

                                  Sincerely,

                                  SINCLAIR BROADCAST GROUP, INC.

                              By:
                                 ---------------------------

                              Name:
                                   -------------------------

                              Title:
                                    ------------------------

               CERTIFICATE OF DESIGNATION. PREFERENCES. RIGHTS AND
                                 LIMITATIONS OF
                        CLASS B PREFERRED STOCK, SERIES A
                                       OF
                               SYNERGY BRANDS INC.

                         Pursuant to Section 151 of the
                General Corporation law of the State of Delaware

     SYNERGY BRANDS INC., a corporation incorporated, organized and existing under the laws of the State of Delaware (the "Corporation"). does hereby certify that pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing the designations, rights and limitations of 100,000 shares of Class B Preferred Stock of the Corporation to be designated as Series A of Class B Preferred Stock:

     RESOLVED. that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, the number of voting and other powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 100,000 shares of the previously designated Class B Preferred stock. par value $.001 per share. of the Corporation now to be designated Series A of Class B Preferred Stock are as follows:

                       SERIES A OF CLASS B PREFERRED STOCK
                       -----------------------------------

     1. DESIGNATION AND AMOUNT. There shall be a series of Class B Preferred Stock designated as "Series A of Class B Preferred Stock" and the number of shares constituting such series of Class B Preferred Stock shall be 100,000.

     2. PAR VALUE. The par value of each such share of Series A of Class B Preferred Stock shall be $.001.

     3.RANK. All shares of Series A of Class B Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Class A Preferred Stock $.001 par value ("Class A Preferred Stock") and its common stock. par value $.001 per share (the "Common Stock").

     4.DIVIDENDS. The holders of Series A of Class B Preferred Stock shall be entitled to receive, out of the net profits of the Corporation, dividends at the annual rate of $.90 per share per annum payable monthly by the 15th day of the month and accruing until paid starting and assessed beginning the first full month following issuance. The amount of dividends payable shall be computed on the basis of a 360 day year of twelve 30 day months. The Common Stock is entitled to all remaining profits which the Board of Directors may determine to distribute to the holders of Common Stock as dividends, Class A Preferred Stock not being entitled to any dividends but only liquidation preferences where applicable, subject to any future designations regarding the remainder of the unissued Class B Preferred Stock.

     No dividends or other distributions, other than dividends payable solely in shares of, Common Stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Series A of Class B Preferred Stock shall be declared, paid or set apart for payment on any shares of Common Stock and/or Class A Preferred Stock of the Corporation ranking junior as to dividends to Series A of Class B Preferred Stock unless and until all accrued and unpaid dividends of Series A of Class B Preferred Stock shall have been paid and/or set apart for payment.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

     5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders which have not prior thereto been paid without interest, and a sum equal to $10.00 per share, before any payment shall be made or any assets distributed to the holders of Class A Preferred Stock and/or Common Stock, or any other class or series of the Corporation's capital stock. All of the remaining net assets shall belong to and be distributed among the holders of the Class A Preferred Stock and/or Common Stock in proportion to rights designated for each, subject to any future designations regarding the remainder of the unissued Class B Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of. the Corporation.

     6. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Series A of Class B Preferred Stock on any date set by the Board of Directors, at $10.00 per share plus, in each case, an amount in cash equal to all dividends on the Series A of Class B Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").

     In case of the redemption of less than all of the then outstanding Series A of Class B Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A of Class B Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series A of Class B Preferred Stock then outstanding shall have been paid for a1 past dividend periods.

     Not less than thirty (30) days prior to the redemption date notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A of Class B Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or p1aces of payment, that payment will be made upon presentation and surrender of the shares of the Series A of Class B Preferred Stock and that on and after the redemption date, dividends will cease to accumu1ate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A of Class B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A of Class B Preferred stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Series A of Class B Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. CONVERSION. The shares of Series A of Class B Preferred Stock shall not be convertible at the option of the holder thereof.

     8. VOTING RIGHTS.

         a. GENERAL. The shares of Series A of Class B Preferred Stock shall not have any voting rights regarding any corporation business except that solely and directly affecting the existence and rights and obligations of such Series A of Class B Preferred Stock.

         b. CLASS VOTING RIGHTS. In addition to voting rights provided above, so long as the Series A of Class B Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Series A of Class B Preferred Stock voting separately as a class, amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights. preferences, qualifications, limitations or restrictions of the Series A of Class B Preferred Stock.

     9. OUTSTANDING SHARES. For purposes of this Certificate of Designation, all shares of the Series A of Class B Preferred Stock issued shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series A of Class B Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of the Series A of Class B Preferred Stock held of record by the Corporation.

     10. PARTIAL PAYMENTS. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series A of Class B Preferred Stock, then such funds which are paid shall be applied to redeem such Series A of Class B Preferred Stock as the Corporation may designate by lot.

     11. PREEMPTIVE RIGHTS. The Series A of Class B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     12. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be val1d or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable jaw.

     IN WITNESS WHEREOF, SYNERGY BRANDS INC. has caused this Certificate to be signed on its behalf by Henry J. Platek, its President, and its corporate seal to be hereunto affixed and attested to by Mitchell Gerstein, its Secretary this _ day of January 2003.

                                      SYNERGY BRANDS INC.



                                      By:
                                         --------------------------
                                         Mair Faibish
                                         CEO

Attest:


----------------------
Mitchell Gerstein
Secretary